UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   May 16, 2008 (April 29, 2008)

HOME SYSTEM GROUP
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Oceanic Industry Park, Sha Gang Highway, Gang Kou Town
Zhongshan City, Guangdong
People's Republic of China, 528447
(Address of principal executive offices)

086-755-83570142 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On April 29, 2008, Ka Ming Yu, the principal shareholder of Home System Group (the "Company") and director of its subsidiary, Holy (HK) Ltd., transferred an aggregate of 22,178,769 shares of the Company's common stock owned by him (the "Shares"), to certain transferees (collectively, the "Transferees"), including Mr. Weiqiu Li and Mr. Kin Wai Cheung, the Chief Executive Officer and Chief Financial Officer, respectively, of the Company. The Company was not a party to the transfer.

The Transferees represented, among other things, that (a) none of them is a U.S. person or is acquiring the Shares for the account or benefit of any U.S. person, (b) they would not to offer or sell the Shares (including any pre-arrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available, (c) they received the shares from while outside of the United States and (d) each of them or their advisors have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of, and protecting their interests in connection with their ownership of the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME SYSTEM GROUP

Date: May 16, 2008	By:	/s/ Weiqiu Li
Weiqiu Li
Chief Executive Officer